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                                                                     EXHIBIT 5.1
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199



January 21, 2003


Lamar Media Corp.
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

Ladies and Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Lamar Media Corp., a Delaware corporation (the "Company"), and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof relating to the offer to exchange up to $260,000,000 aggregate principal amount of the Company's 7-1/4% Senior Subordinated Notes due 2013, which have been registered under the Securities Act (the "Exchange Notes"), for up to $260,000,000 aggregate principal amount of the Company's outstanding 7-1/4% Senior Subordinated Notes due 2013, which have not been so registered (the "Original Notes"). The Original Notes have been, and the Exchange Notes will be, issued by the Company and guaranteed (the "Guarantees") by the Subsidiary Guarantors under an indenture dated as of December 23, 2002 (the "Indenture") between the Company, the Subsidiary Guarantors and Wachovia Bank of Delaware, National Association, as trustee (the "Trustee"). The Exchange Notes are to be offered and exchanged in the manner described in the Registration Statement (the "Exchange Offer").

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and exchange of the Exchange Notes. We have made such other examination as we consider necessary to render this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         The Indenture and Exchange Notes are governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity and binding effect of the Exchange Notes and the Guarantees, we have relied upon the opinion of Cahill Gordon & Reindell with respect to matters of New York law. In addition, we have relied upon the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman L.L.P. with respect to certain matters relating to the due incorporation and valid existence of the Subsidiary Guarantors, the corporate power and authority of the Subsidiary Guarantors to execute, deliver and perform the Guarantees, and the due execution and delivery by the Guarantors of the Guarantees. Except to the extent of such reliance, the opinion rendered herein is limited to Delaware General Corporation Law (including the applicable
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Lamar Media Corp.
January 21, 2003
Page 2



provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

         Our opinions set forth below are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law).

         Based on the foregoing we are of the opinion that:

         1. The Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed, authenticated and delivered in accordance with the Indenture against receipt of the Original Notes surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company.

         2. The Guarantees, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, will be binding obligations of the Guarantors, enforceable against each of them in accordance with their respective terms.

         We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as a part thereof.

Very truly yours,

/s/ Palmer & Dodge LLP

PALMER & DODGE LLP